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                                                                    EXHIBIT 23.6



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Re: Consent to be named in the S-4 Registration Statement of Chemdex Corporation, a Delaware corporation (the "Registrant")

Ladies and Gentlemen:

We hereby consent to the use of our report prepared for Pro Med Co., Inc. (dba Promedix), a subsidiary of the Registrant for the years ended December 31, 1998 and 1997, dated January 28, 1999, in the above referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

Yours very sincerely,

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
November 8, 1999